PRESS RELEASE

                                           Contact: Fred G. Kowal
                                           President and Chief Operating Officer
                                           American Bancorp of New Jersey, Inc.
                                           (973) 748-3600

American Bancorp of New Jersey, Inc.
365 Broad Street
Bloomfield, NJ  07003-2798

NASDAQ National Market "ABNJ"              For Immediate Release
                                           ---------------------
                                           October 5, 2005


         CLOSING OF AMERICAN BANCORP OF NEW JERSEY, INC. STOCK OFFERING

Bloomfield, New Jersey - October 5, 2005 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the "Company"), the holding company of American Bank of New
Jersey (the "Bank"), announced today that it completed its stock offering in connection with the second-step conversion of American Savings, MHC from the mutual holding company form of organization to a full stock corporation.

American Bancorp of New Jersey, Inc. sold 9,918,750 shares of its common stock in the Conversion at $10.00 per share. In addition, each share of common stock held by the public stockholders of ASB Holding Company, the former middle-tier stock holding company, has been converted into 2.55102 shares of common stock of American Bancorp of New Jersey, Inc., resulting in an aggregate of 4,250,892 exchange shares. Accordingly, American Bancorp of New Jersey, Inc. has 14,169,642 total shares outstanding.

Shares of American Bancorp of New Jersey, Inc. will begin trading on October 6, 2005 on the Nasdaq National Market under the symbol "ABNJ."


The foregoing information contains forward-looking statements concerning our plans, objectives, expectations, estimates and intentions. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us.